Exhibit 3.13

-. ·---JI(. --TERRITORY OF THE BRITISH VIRGIN ISLANDS THE INTERNATIONAL BUSINESS COMPANIES ACT (CAP. 291) CERTIFICATE OF INCORPORATION (SECTIONS 14 AND 15) No. 320508 of the British Virgin Islands HEREBY CERTIFIES The Registrar of Companies pursuant to the International Business Companies Act, Cap. 291 that all the requirements of the Act in respect of incorporation having been satisfied, RED BACK MINING (GHANA) LIMITED is incorporated in the British Virgin Islands as an International Business Company this 14th day of April, 1999. Given under my hand and seal at ··-, Road·ToWn, in the Territory of the ;. i: Br±ttsh Vir'gin Islands ·-. --;-·· .. -,